Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301

Telephone: 818 871-5000 Fax: 818 871-7400	Julie MacMedan
THQ/Investor & Media Relations
818/871-5125

THQ REPORTS FISCAL 2011 FIRST QUARTER RESULTS IN LINE WITH GUIDANCE

AGOURA HILLS, Calif. — August 9, 2010 - THQ Inc. (NASDAQ: THQI) today reported financial results for the fiscal 2011 first quarter ended June 30, 2010, in line with the company’s guidance provided on June 14, 2010.

For the fiscal first quarter ended June 30, 2010, THQ reported net sales of $149.4 million, compared with $243.5 million in the prior-year period.  On a non-GAAP basis, for the three months ended June 30, 2010, the company reported net sales of $160.3 million, compared with $233.9 million a year ago.  Fiscal 2011 first quarter net sales were driven primarily by sales of UFC® Undisputed™2010. For the same quarter last year, THQ’s net sales were driven primarily by sales of UFC 2009 Undisputed and Red Faction®: Guerrilla™.  No title comparable to Red Faction: Guerrilla was released during the first quarter of fiscal 2011.

For the three months ended June 30, 2010, the company reported a net loss of $30.1 million, or $0.44 per share, compared with net income of $6.4 million, or $0.09 per diluted share, in the prior-year period.  On a non-GAAP basis, for the three months ended June 30, 2010, the company reported a net loss of $14.4 million, or $0.21 per share, compared with non-GAAP net income of $6.9 million, or $0.10 per diluted share, in the prior-year period.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

THQ President and CEO Brian Farrell said, “During the quarter, we continued to bring superior quality games to market, with UFC Undisputed 2010 achieving an 85 Metacritic rating.  We also delivered our most critically acclaimed E3 showing ever with a strong line-up of games in development, several of which are based on proven long-term franchises.  Our goal this fiscal year continues to be to position THQ for growth in fiscal 2012 and beyond.”

Farrell added, “We are excited about the opportunity for industry growth provided by rapidly expanding online markets and new gaming platforms such as Kinect, Move and Nintendo 3DS. We are developing

- more -

franchises on these new gaming platforms and we are increasing our investment in online and digital gaming to benefit from these emerging markets.”

Fiscal 2011 First Quarter Highlights and Recent Developments

•                  During the quarter, THQ shipped approximately 2.7 million units of UFC Undisputed 2010, which achieved an average Metacritic score of 85.

•                  THQ’s comprehensive line-up of video games featured at the Electronic Entertainment Expo (“E3”) garnered significant critical acclaim, including numerous award nominations for upcoming titles such as Homefront™, Red Faction®: Armageddon™, WWE® All Stars™, UFC Undisputed 2010, Company of Heroes® Online, Warhammer® 40,000®: Space Marine®, Warhammer® 40,000®: Dark Millennium™ Online and Devil’s Third™.

•                  The company announced an agreement with Tomonobu Itagaki’s Valhalla Game Studios™ to publish the studio’s premier video game title, Devil’s Third™, for the Xbox 360® and PlayStation®3. The game is currently scheduled for release in THQ’s fiscal year ending March 31, 2013.

•                  The company revealed software currently in development for new hardware platforms, with The Biggest Loser Ultimate Workout for Kinect™ for Xbox 360®;  UFC® Fitness Trainer (working title) for Kinect and PlayStation Move; and de Blob® 2:  The Underground™ and Saints Row®3 for the Nintendo 3DS™.

•                  THQ and Syfy announced an innovative transmedia deal to debut Red Faction®: Origins™ (working title), a two-hour live-action television movie, scheduled to air in March 2011 on Syfy.

•                  On June 10, 2010, THQ announced the promotion of Martin Good to Executive Vice President, Kids, Family, Casual Games, and Global Online Services.

Business Outlook

Fiscal Year Ending March 31, 2011

The company continues to expect to report non-GAAP fiscal 2011 net sales in the range of $845 million to $865 million and roughly breakeven non-GAAP earnings per share for the full year.

Fiscal Second Quarter Ending September 30, 2010

THQ expects to report non-GAAP net sales in the range of $60 - $70 million, and a non-GAAP loss per share in the range of $0.60 — $0.65, as no new major titles are scheduled for release during the fiscal 2011 second quarter.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•                  stock-based compensation expense,

•                  the impact of certain deferred revenue and related costs,

•                  business realignment expense,

•                  other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on trading Auction Rate Securities, and

•                  material litigation settlements, charges and benefits.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company’s primary business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods.  The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants,

THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs.  The company recognizes the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period.  Although the company defers the recognition of all or a portion of its net revenue and costs with respect to these titles, there is no impact to its operating cash flow.  THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expense.   Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the company’s primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Fiscal Periods

Our fiscal year ends on the Saturday nearest March 31st.  For simplicity, we present all fiscal periods as ending on a calendar month end.  Our fiscal 2011 first quarter ended on July 3, 2010.  Our fiscal 2010 first quarter ended on June 27, 2009.  The fiscal three month periods ended June 30, 2010 and 2009 consisted of 13 weeks.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2011 first quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 89684852 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through August 11, 2010, by dialing 800.642.1687, domestic, or 706.645.9291, international, conference ID 89684852.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, Company of

Heroes, de Blob, Devil’s Third, Homefront, Red Faction, Red Faction: Armageddon, Red Faction: Guerrilla, Red Faction: Origins, Saints Row and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

“PlayStation” is a registered trademark of Sony Computer Entertainment Inc.

Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.

All other trademarks are property of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the second quarter and full fiscal year ending March 31, 2011, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2010, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2010	2009

Net sales	$149,379	$243,501
Cost of sales:
Product costs	60,703	79,929
Software amortization and royalties	33,353	45,036
License amortization and royalties	20,890	32,539
Total cost of sales	114,946	157,504

Gross profit	34,433	85,997
Operating expenses:
Product development	16,475	22,158
Selling and marketing	33,626	38,443
General and administrative	11,844	16,578
Restructuring	168	1,652
Total operating expenses	62,113	78,831

Operating income (loss)	(27,680)	7,166
Interest and other income (expense), net	(1,590)	59
Income (loss) before income taxes	(29,270)	7,225
Income taxes	840	1,000
Net income (loss) prior to allocation of noncontrolling interest	(30,110)	6,225
Loss attributable to noncontrolling interest	—	184
Net income (loss) attributable to THQ Inc.	$(30,110)	$6,409

Earnings (loss) per share attributable to THQ Inc. — basic	$(0.44)	$0.09

Earnings (loss) per share attributable to THQ Inc. — diluted	$(0.44)	$0.09

Shares used in per share calculation — basic	67,745	67,469
Shares used in per share calculation — diluted	67,745	67,606

THQ Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) (a)

(In thousands, except per share data)

	Three Months Ended June 30,
	2010	2009
Net sales	$149,379	$243,501
Change in deferred net revenue	10,890	(9,602)
Non-GAAP net sales	$160,269	$233,899

	Three Months Ended June 30,
	2010	2009
Operating income (loss)	$(27,680)	$7,166
Non-GAAP adjustments affecting operating income (loss):
Change in deferred net revenue	10,890	(9,602)
Change in deferred cost of sales (b)	(1,254)	5,179
Business realignment expenses (b)	168	2,476
Stock-based compensation (b)	2,528	2,934
Total non-GAAP adjustments affecting operating income (loss)	12,332	987
Non-GAAP operating income (loss)	$(15,348)	$8,153

	Three Months Ended June 30,
	2010	2009
Net income (loss) attributable to THQ Inc.	$(30,110)	$6,409
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating income (loss)	12,332	987
Gain on sale of investments	—	(488)
Mark-to-market on trading Auction Rate Securities (c)	—	139
Income tax adjustments (d)	3,380	(180)
Non-GAAP net income (loss)	$(14,398)	$6,867

Non-GAAP earnings (loss) per share — diluted (e)	$(0.21)	$0.10

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) See table below for further detail related to income statement classification of these adjustments.

(c) Mark-to-market adjustment related to unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS; this amount is recorded in “Interest and other income (expense), net.”

(d) For non-GAAP purposes, the Company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(e) Non-GAAP earnings (loss) per share — diluted has not been calculated using the “if-converted” method relative to the Convertible Senior Notes (Notes) issued in August 2009 as their inclusion would have been anti-dilutive or because the Notes were not outstanding.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended June 30,
	2010	2009
Change in deferred cost of sales:
Change in deferred product costs	$348	$2,744
Change in deferred software amortization and royalties	—	2,435
Change in deferred license amortization and royalties	(1,602)	—
Total change in deferred cost of sales	$(1,254)	$5,179

Business realignment expenses:
Product development	$—	$255
Selling and marketing	—	493
General and administrative	—	76
Restructuring	168	1,652
Total business realignment expenses	$168	$2,476

Stock-based compensation:
Cost of sales — software amortization and royalties	$271	$537
Product development	741	587
Selling and marketing	358	97
General and administrative	1,158	1,713
Total stock-based compensation	$2,528	$2,934

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	June 30,	March 31,
	2010	2010

ASSETS
Cash, cash equivalents and short-term investments	$215,960	$271,319
Short-term investments, pledged	—	22,774
Accounts receivable, net of allowances	40,106	41,318
Inventory	16,315	13,970
Licenses	64,238	56,555
Software development	151,965	132,223
Deferred income taxes	6,805	5,590
Income taxes receivable	1,439	4,914
Prepaid expenses and other current assets	19,450	13,864
Total current assets	516,278	562,527
Property and equipment, net	28,667	28,374
Licenses, net of current portion	79,769	83,752
Software development, net of current portion	30,005	26,792
Deferred income taxes	433	433
Long-term investments	1,840	1,851
Other long-term assets, net	11,602	10,600
TOTAL ASSETS	$668,594	$714,329

LIABILITIES AND EQUITY
Accounts payable	$54,229	$40,305
Accrued and other current liabilities	143,537	137,332
Secured credit line	—	13,249
Total current liabilities	197,766	190,886
Other long-term liabilities	78,738	98,825
Convertible senior notes	100,000	100,000
Total liabilities	376,504	389,711
Total THQ Inc. stockholders’ equity	292,090	324,355
Noncontrolling interest	—	263
Total equity	292,090	324,618
TOTAL LIABILITIES AND EQUITY	$668,594	$714,329

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

(In thousands)

	Three Months Ended GAAP
	June 30, 2010		June 30, 2009
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$44,513	29.8%	$97,454	40.0%
Nintendo Wii	19,160	12.8	13,293	5.5
Sony PlayStation 3	47,454	31.8	78,267	32.1
Sony PlayStation 2	4,703	3.1	6,701	2.8
Other	—	—	5	—
	115,830	77.5	195,720	80.4
Handheld
Nintendo Dual Screen	19,666	13.2	20,020	8.2
Sony PlayStation Portable	4,341	2.9	5,033	2.1
Wireless	1,589	1.1	4,195	1.7
	25,596	17.2	29,248	12.0

PC	7,953	5.3	18,533	7.6
Total net sales	$149,379	100.0%	$243,501	100.0%

Geographic Revenue Mix
Domestic	$101,135	67.7%	$162,314	66.7%
Foreign	48,244	32.3	81,187	33.3
Total net sales	$149,379	100.0%	$243,501	100.0%

	Three Months Ended Non-GAAP
	June 30, 2010		June 30, 2009
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$50,215	31.3%	$97,470	41.7%
Nintendo Wii	19,160	12.0	13,293	5.7
Sony PlayStation 3	52,794	32.9	70,156	30.0
Sony PlayStation 2	4,703	2.9	6,701	2.8
Other	—	—	5	—
	126,872	79.1	187,625	80.2
Handheld
Nintendo Dual Screen	19,666	12.3	20,020	8.6
Sony PlayStation Portable	4,341	2.7	5,033	2.1
Wireless	1,589	1.0	4,195	1.8
	25,596	16.0	29,248	12.5

PC	7,801	4.9	17,026	7.3
Total non-GAAP net sales	$160,269	100.0%	$233,899	100.0%

Geographic Revenue Mix
Domestic	$108,026	67.4%	$158,807	67.9%
Foreign	52,243	32.6	75,092	32.1
Total non-GAAP net sales	$160,269	100.0%	$233,899	100.0%